FAM SERIES FUND, INC.

MERCURY GLOBAL ALLOCATION STRATEGY PORTFOLIO

SERIES # 9

FILE # 811-3091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
1/20/2005	Fortis Insurance	$97,000	$385,000,000	Morgan Stanley Merrill Lynch UBS Securities Citigroup Credit Suisse First Boston Goldman, Sachs & Co JP Morgan Lehman Brothers
4/12/2005	El Paso	190	1,000,000

Bank of America

Deutsche Bank

Citigroup

Credit Suisse

J P Morgan

Merrill Lynch

Morgan Stanley

Goldman, Sachs & Co

ABN AMRO Rothschild

BNP Paribas

HVB Capital Markets

Scotia Capital

SG Americas Securities

Fortis Securities

6/8/2005	China Shenhua Energy	400,000	3,063,500,000

China Intl Capital

Deutsche Bank

Merrill Lynch

BNP Paribas

ICEA Capital Ltd

CITIC Capital Markets

DBS Asia Capital

First Shanghai Securities

Guangdong Securities

South China Securities

Tai Fook Securities

6/10/2005	Southern Peru Copper	4,500	20,978,497	Citigroup UBS Securities Merrill Lynch Scotia Capital BNP Paribas
6/15/2005	Metlife	8,100	72,000,000

Banc of America

Goldman, Sachs & Co

Citigroup

Credit Suisse

Lehman  Brothers

Merrill Lynch

Morgan Stanley

UBS Securities

Bear, Stearns & Co

Deutsche Bank

JP Morgan

BNP Paribus

Fox-Pitt, Kelton

HSBC Securities

Keefe, Bruyette & Woods

Wachovia Capital Markets

Guzman & Company

Samuel A. Ramirez & Co

Muriel Siebert & Co

The Williams Capital Group